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                                                                     EXHIBIT 3.2

                                     BYLAWS

                                       OF

                                 USA TRUCK, INC.

                             AS AMENDED AND RESTATED
                               ON FEBRUARY 1, 2002

                                   ARTICLE I.

                                     OFFICES

         Section 1. Registered Office. The registered office of USA Truck, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company.

         Section 2. Other Offices. The Corporation may also have offices at such other places, and keep the books and records of the Corporation, except as otherwise may be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation require.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

         Section 1. Place of Meeting. All meetings of the stockholders shall be held at the office of the Corporation or at such other places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, the Chairman of the Board or the President.

         Section 2. Annual Meetings. The annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday in May of each year, if not a legal holiday under the laws of the place where the meeting is to be held, and if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or on such other date and at such hour as may from time to time be established by the Board of Directors.

         Section 3. Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders for any purpose or purposes may be called only by the Chairman of the Board, the President or a majority of the entire Board of Directors. Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

         Section 4. Notice of Meetings. Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder, or who shall waive notice thereof as provided in Article X of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it



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is adjourned are announced at such meeting, unless the adjournment is for more than 30 days or, after adjournment, a new record date is fixed for the adjourned meeting.

         Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, the holders of a majority of the shares of stock entitled to be voted, which if any vote is to be taken by classes shall mean the holders of a majority of the shares of each such class, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders.

         Section 6. Adjournments. In the absence of a quorum, the holders of a majority of the shares of stock entitled to be voted at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

         Section 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the President, shall act as chairman. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls.

         Section 8. List of Stockholders. It shall be the duty of the Secretary or other officer of the Corporation who has charge of the stock ledger to prepare and make, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder's name. Such list shall be produced and kept available at the times and places required by law.

         Section 9. Voting. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, each stockholder of record of any class or series of stock having a preference over the Common Stock of the Corporation as to dividends or upon liquidation shall be entitled at each meeting of the stockholders to such number of votes for each share of such stock as may be fixed in the Certificate of Incorporation or in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such stock, and each stockholder of record of Common Stock shall be entitled at each meeting of the stockholders to one vote for each share of such stock, in each case, registered in such stockholder's name on the books of the Corporation:

                  (a) on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

                  (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize any person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder's attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting but, in any event, not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

         At each meeting of the stockholders, all corporate actions, other than the election of directors, to be taken by vote of the stockholders (except as otherwise required by law and except as otherwise provided in the Certificate of Incorporation or these Bylaws) shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon, present in person or represented by proxy. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors.



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Where a separate vote by a class or classes is required, the affirmative vote of a majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

         Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter other than the election of directors need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

         Section 10. Inspectors. Either the Board of Directors or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of stockholders may, in its or such person's discretion, appoint two or more inspectors to act at any meeting of stockholders. Such inspectors shall perform such duties as shall be specified by the Board or the chairman of the meeting. Inspectors need not be stockholders. No director or nominee for the office of director shall be appointed such an inspector.

         Section 11. Action Without Meeting. Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of not less than two-thirds of the outstanding shares of stock entitled to vote thereon and shall be delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation.

         Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its principal place of business or to the Secretary of the Corporation.

         Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to such action.

         Section 12. Participation in Meeting by Means of Communication Equipment. Any stockholder may participate in any meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 13. Stockholder Proposals. Only proposals by stockholders made in accordance with the procedures set forth in this Section 13 shall be eligible for inclusion on the agenda of any annual or special meeting of stockholders.

                  (a) Nomination of Directors. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death, refusal to serve or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in accordance with the provisions of this Section 13. Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of stockholders may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the notice procedures set forth in this Section 13 and who is the record or beneficial owner of at least one percent (1%) or One Thousand Dollars ($1,000) in market value of the shares of stock entitled to be voted at the meeting and has held such shares for at least one year (a "Qualified Stockholder"). Such nominations, other than those made by the Board of Directors acting as nominating committee, shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this
Section 13.

                  (b) Other Proposals. Any Qualified Stockholder entitled to vote at any annual or special meeting of stockholders may make nominations for the election of directors and other proposals for inclusion on the



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agenda of any such meeting provided such stockholder complies with the timely notice provisions set forth in this Section 13 (as well as any additional requirements under any applicable law or regulation).

                  (c) Timely Notice. A stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation
(i) in the case of a special meeting and of the first annual meeting held after the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, not less than 30 days nor more than 75 days prior to the meeting date specified in the notice of such meeting, provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of a special meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or such public disclosure was made, and (ii) in the case of any subsequent annual meeting, not less than 120 days prior to the date of the Corporation's proxy statement released to stockholders in connection with the annual meeting held in the immediately preceding year. Such stockholder's notice shall set forth (as is applicable in any given instance) (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) such other information as is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (b) as to each other item requested to be included on the agenda, a description, in sufficient detail, of the purpose and effect of the proposal to the extent necessary to properly inform all stockholders entitled to vote thereon prior to any such vote; and (c) as to the stockholder giving the notice, (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder and the date or dates of acquisition thereof. No person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 13. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, the defective nomination shall be disregarded. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. If the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote thereon and shall be voted upon at such meeting.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

         Section 2. Number, Qualification and Election. The number of directors which shall constitute the whole board shall be eight (8), but, by vote of a majority of the entire Board of Directors, the number thereof may be decreased from time to time and, by vote of at least seventy-five percent (75%) of the directors then in office, the number thereof may be increased from time to time. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Each director shall be at least 21 years of age. Directors need not be stockholders of the Corporation.

         In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected.

         Section 3. Quorum and Manner of Acting. Except as otherwise provided by law, the Certificate of Incorporation of the Corporation or these Bylaws, a majority of the entire Board of Directors shall constitute a



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quorum for the transaction of business at any meeting of the Board, and, except as so provided, the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

         Section 4. Place of Meeting. The Board of Directors of the Corporation may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held whenever at such times and places as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

         Section 6. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by a majority of the directors.

         Section 7. Notice of Meetings. Notice of regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director's residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be sent to such director at such place by telegraph or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

         Section 8. Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board may deem proper.

         Section 9. Participation in Meeting by Means of Communication Equipment. Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

         Section 10. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of any such committee consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or of such committee.

         Section 11. Resignations. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 12. Vacancies. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies on the Board of Directors may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office then an election of directors may be held in the manner provided by statute.



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         Section 13. Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of committees of the Board. In addition, the Board of Directors shall have authority to determine, from time to time, the amount, if any, to be paid to its members in reimbursement for the reasonable expenses incurred by such persons in connection with the performance of their duties as directors or as members of committees of the Board. Nothing contained in this Section 13 shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 14. Directors Emeritus. The Board of Directors may appoint one or more directors emeritus as it shall from time to time determine. Each director emeritus appointed shall hold office at the pleasure of the Board of Directors. A director emeritus shall be entitled, but shall have no obligation, to attend and be present at the meetings of the Board of Directors, although a meeting of the Board of Directors may be held without notice to any director emeritus and no director emeritus shall be considered in determining whether a quorum of the Board of Directors is present. A director emeritus shall advise and counsel the Board of Directors on the business and operations of the Corporation as requested by the Board; however, a director emeritus shall not be entitled to vote on any matter presented to the Board of Directors. A director emeritus, in consideration of such person serving as a director emeritus, shall be entitled to receive from the Corporation such fees for attendance at meetings of the Board of Directors as the Board shall from time to time determine. In addition, a director emeritus shall be entitled to receive from the Corporation reimbursement for the reasonable expenses incurred by such person in connection with the performance of such person's duties as a director emeritus.

                                   ARTICLE IV.

                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole board, designate annually two or more of its members to constitute members or alternate members of an Executive Committee, which Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business affairs of the Corporation, including, if such Committee is so empowered and authorized by resolution adopted by a majority of the entire Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers that may require it, except that the Executive Committee shall not have such power or authority in reference to:

                  (a) amending the Certificate of Incorporation of the Corporation;

                  (b) adopting an agreement of merger or consolidation involving the Corporation;

                  (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

                  (d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

                  (e) adopting, amending or repealing any bylaw of the Corporation;

                  (f) filling vacancies on the Board or any committee of the Board, including the Executive Committee; or

                  (g) amending or repealing any resolution of the Board which by its terms may be amended or repealed only by the Board.

The Board shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause.



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         Section 2. Other Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members one or more committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

         Section 3. Procedure, Meetings, Quorum. Regular meetings of the Executive Committee or any other committee of the Board of Directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the Executive Committee or any other committee of the Board shall be called at the request of any member thereof. Notice of each special meeting of the Executive Committee or any other committee of the Board shall be sent by mail, telegraph or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such member. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given if all the members thereof shall be present thereat. Notice of any adjourned meeting of the Executive Committee or any other committee of the Board need not be given. The Executive Committee or any other committee of the Board may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings as the Executive Committee or such other committee deems proper. A majority of the Executive Committee or any other committee of the Board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. The Executive Committee and any other committee of the Board of Directors shall keep written minutes of its proceedings and shall report on such proceedings to the Board.

                                   ARTICLE V.

                                    OFFICERS

         Section 1. Number, Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall be a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, including without limitation a Chairman of the Board and a Controller, each to have authority, functions or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been elected and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. If one is to be elected, the Chairman of the Board shall be elected from among the directors. The Board may designate from time to time either the Chairman of the Board or the President as the Chief Executive Officer of the Corporation. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties. The Board may require any officer or agent to give security for the faithful performance of such person's duties.

         Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

         Section 3. Resignation. Any officer may at any time resign by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of



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receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

         Section 5. President. The President shall, if present and in the absence of the Chairman of the Board (or if none is elected), preside at meetings of the stockholders, meetings of the Board (if a member thereof) and meetings of the Executive Committee (if a member thereof). The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. When designated as Chief Executive Officer of the Corporation, the President shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The President shall perform such other duties as the Board may from time to time determine.

         Section 6. Chairman of the Board. If elected, the Chairman of the Board shall, if present, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee (if a member thereof). When designated as Chief Executive Officer of the Corporation, the Chairman of the Board shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors, and may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. The Chairman of the Board shall counsel with and advise the President and perform such other duties as the Board or the Executive Committee may from time to time determine.

         Section 7. Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the President, the Chairman of the Board or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

         Section 8. Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President, the Chairman of the Board or the Board of Directors.

         Section 9. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, of the Executive Committee and of the stockholders and to record the proceedings of such meetings in a book or books kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation (if one is adopted) and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws. The Secretary shall have charge of the stock ledger books and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the President, the Chairman of the Board or the Board of Directors.

         Section 10. Controller. If elected, the Controller shall perform all of the duties incident to the office of the Controller and such other duties as from time to time may be assigned to such person by the President, the Chairman of the Board or the Board of Directors.

         Section 11. Assistant Treasurers, Secretaries and Controllers. If elected, the Assistant Treasurers, the Assistant Secretaries and the Assistant Controllers shall perform such duties as shall be assigned to them by the



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Treasurer, Secretary or Controller, respectively, or by the President, the
Chairman of the Board or the Board of Directors.

                                   ARTICLE VI.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 1. Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

         Section 3. Determination of Indemnification. Any indemnification under
Section 1 or 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 1 or 2 of this Article VI. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 4. Right to Indemnification. Notwithstanding the other provisions of this Article VI, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 5. Advancement of Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking (an "Undertaking") by or on behalf of the director or officer to repay such amount if it shall



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

ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. Right of Indemnitee to Bring Suit. If a claim under this
Article VI is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the person claiming the right to be indemnified (for purposes of this Section 6, the "Indemnitee") may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit by the Indemnitee to enforce a right to indemnification under this Article VI (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right of appeal that, the Indemnitee has not met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article VI. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1 or Section 2 of this
Article VI, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI or otherwise shall be on the Corporation.

         Section 7. Indemnification and Advancement of Expenses Not Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article VI shall be deemed to be provided by a contract between the Corporation and the director or officer who served in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

         Section 8. Employees or Agents. Unless limited by the Certificate of Incorporation of the Corporation, the Corporation may indemnify and advance expenses to an employee or agent of the Corporation, or a person who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the same extent that it may indemnify directors and officers of the Corporation under this Article VI.

         Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the applicable provisions of this Article VI or the General Corporation Law of the State of Delaware.

         Section 10. Definitions of Certain Terms. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of



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

such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article VI, references to "other enterprise" shall include employee benefit plans; references to "fines" shall include any excise tax assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         Section 11. Continuation and Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 12. Future Amendments. The provisions of this Article VI are intended to require the Corporation to provide indemnification to its directors or officers and persons serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by the Delaware General Corporation Law. If the Delaware General Corporation Law is amended at any time after the adoption of these Bylaws, and such amendment permits the Corporation to provide broader indemnification rights than are granted by the provisions of this
Article VI, then the Corporation shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                  ARTICLE VII.

                                  CAPITAL STOCK

         Section 1. Certificates for Shares. Certificates representing shares of stock of each class of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation (if one has been adopted), which may be by a facsimile thereof. Any or all such signatures may be facsimiles if countersigned by a transfer agent or registrar. Although any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of issue.

         The stock ledger and blank share certificates shall be kept by the Secretary or a transfer agent or by a registrar or by any other officer or agent designated by the Board.

         Section 2. Transfer of Shares. Transfer of shares of stock of each class of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder's attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or by a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely and the pledgor has not expressly empowered the pledgee to vote thereon, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose, except to render the transferee liable for the



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

debts of the Corporation to the extent provided by law, until it shall have been entered in the stock records of the Corporation showing from and to whom transferred.

         Section 3. Address of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person, and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person's post office address, if any, as the same appears on the share record books of the Corporation or at such person's last known post office address.

         Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor; the Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction; the Board of Directors, or a committee designated thereby, may, in its discretion and as a condition precedent to the issuance of such new certificate or certificates, require the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of each class of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, destroyed, stolen or mutilated.

         Section 6. Fixing Record Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 7. Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any shares of its stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  ARTICLE VIII.

                                      SEAL

         The Board of Directors may provide a corporate seal, which, if adopted, shall be in the form of a circle and shall bear the full name of the Corporation and such other words or figures as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.



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

                                   ARTICLE IX.

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December of such year.

                                   ARTICLE X.

                                WAIVER OF NOTICE

         Whenever any notice whatsoever is required to be given by these Bylaws, by the Certificate of Incorporation of the Corporation or by law, the person entitled thereto may, either before or after the meeting or other matter in respect of which such notice is to be given, waive such notice in writing, which writing shall be filed with or entered upon the records of the meeting or the records kept with respect to such other matter, as the case may be, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to notice.

                                   ARTICLE XI.

                                   AMENDMENTS

         These bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors by the vote of the holders of a majority of the stock issued and outstanding and entitled to vote at such meeting or by a majority vote of the Board of Directors, if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting; provided, however, that neither Section 11 or
Section 13 of Article II nor Section 2 or Section 12 of Article III of these Bylaws may be altered, amended, repealed or replaced except by the vote of the holders of at least two-thirds of the stock of the Corporation issued and outstanding and entitled to vote.

                                  ARTICLE XII.

                                  MISCELLANEOUS

         Section 1. Execution of Documents. The Board of Directors or any committee thereof shall designate the officers, employees and agents of the Corporation who shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, and other documents for and in the name of the Corporation and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or such committee may determine. In the absence of such designation referred to in the first sentence of this Section 1, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties; provided, however, that any deed, contract, mortgage, bond, debenture or other document containing any monetary obligation of the Corporation extending more than 30 days after the execution thereof shall require the approval of the principal officer in charge of the transaction and of the Treasurer of the Corporation, and shall be executed only by one of such officers or by the Chairman of the Board or the President of the Corporation.

         Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board or any such committee shall select.

         Section 3. Checks. All checks, drafts, and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed on behalf of the



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Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof. In the absence of such resolution referred to in the immediately preceding sentence, the Chairman of the Board, the President, the Treasurer and the Controller of the Corporation shall have such power so referred to.

         Section 4. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent in respect of such stock or securities; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights.



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